EXHIBIT 5


                           HARRY B. SANDS AND COMPANY
                                    Chambers
                         Shirley House 50 Shirley Street
                               Nassau, The Bahamas
                                November 10, 1997

MAILING ADDRESS:                                                     TELEPHONES:
                                                                  (242) 322-2670
P.O. Box N-624                                                          322-2671
Nassau, Bahamas                                                         326-8143
                                                                        326-8241
Steiner Leisure Limited
Suite 104A
Saffrey Square, Nassau, The Bahamas

         Re: 1,055,000 Common Shares of Steiner Leisure Limited to be offered pursuant to Form S-8 Registration Statement

Sirs:

We have acted as Bahamian counsel to Steiner Leisure Limited, a company incorporated under the laws of the Commonwealth of The Bahamas (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC") this date under the Securities Act of 1933, as amended (the "Act"), for the registration of 1,055,000 common shares of (U.S.) $.01 par value of the Company (the "Shares") issuable upon the exercise of options available for grant under the Company's Amended and Restated 1996 Share Option and Incentive Plan (the "Plan").

In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, including all exhibits thereto, as filed with the SEC; (ii) the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of the Company; and (iii) such other documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the Shares, pursuant to the Plan.

Based on the foregoing, we are of the opinion as follows:

1. The Company is a validly existing corporation under the laws of The Commonwealth of The Bahamas; and

2. The Shares registered under the Registration Statement which are issuable upon the exercise of Share Options granted pursuant to the Plan, will, if and when issued and delivered by the Company against payment of consideration therefore and assuming the consideration received for each Share is not less than the par value per share of such Share, be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the Commonwealth of The Bahamas at the date of this opinion, and no opinion is expressed as to the laws of any other jurisdiction other than that of the Commonwealth of The Bahamas.


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We  hereby  consent  to  the  filing  of  this  opinion  as an  exhibit  to  the
Registration Statement.

                                            Yours Faithfully,

                                            HARRY B. SANDS AND COMPANY



                                            /s/ Harry B. Sands and Company
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